Exhibit 99.1

1601 Market Street
Philadelphia, Pennsylvania
19103-2337
800 523.1988
215 564.6600

News Release

Contact:
For investors:	Terri Williams-Perry – phone: 215 231.1486
Email: terri.williams-perry@radian.biz

For the media:	Rick Gillespie – phone: 215 231.1061
Email: rick.gillespie@radian.biz

Steve Frankel / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212 355 4449

Radian Reports First Quarter Net Income of $195.6 Million

Results Reflect After-Tax Net Unrealized Mark-To-Market Gains of $410.9 Million

PHILADELPHIA, May 12, 2008 - Radian Group Inc. (NYSE: RDN) (the “Company”) today reported net income of $195.6 million and diluted earnings per share of $2.44 for the quarter ended March 31, 2008. Book value per share at March 31, 2008 was $35.64. Excluding the impact of net unrealized gains on derivatives and hybrid securities, the Company’s net operating loss was $215.2 million and the net operating loss per share was $2.69 for the quarter. “Net operating loss” and “net operating loss per share” are non-GAAP financial measures. A discussion of these measures, including a reconciliation to pre tax income, is included below.

Radian’s financial results for the first quarter of 2008 were significantly impacted by unrealized gains and losses on the Company’s hybrid securities and derivative assets and liabilities. Credit spreads on underlying collateral, both corporate credit spreads and asset-backed spreads, widened significantly during the quarter, which resulted in large unrealized losses on these

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

positions. Offsetting these losses, however, is the impact of a change to the Company’s valuation methodology, which is adopted prospectively, that incorporates the market’s perception of Radian’s non-performance risk. This change in methodology is required under the provisions of SFAS No. 157. Given the significant widening of Radian’s credit default swap spread over the past year, the reduction in the valuation of the Company’s derivative liabilities related to non-performance risk more than offset the credit spread widening on underlying collateral for the current quarter. Below is a table with the detail of the impact on Radian’s quarterly results of underlying collateral credit spread widening and the aggregate impact of incorporation of Radian’s non-performance risk on our derivative instrument fair values.

	1Q08	1Q07
Pretax Income	$284.6	$158.2
Removal of effect of unrealized (gains) and losses:
Hybrid Securities	55.9	3.6
Financial Guaranty credit derivatives	1,330.0	(25.1)
Mortgage Insurance domestic and intl. credit default swaps	32.3	12.7
NIMS	50.8	(1.4)
Soft capital put options on committed preferred securities	(42.8)	—
Isolated impact of SFAS No. 157 fair value methodology change related specifically to Radian’s non-performance risk	(2,058.3)	—

Pretax operating (loss) income	(347.5)	148.0
Income tax (benefit) provision	(132.3)	41.1

Net operating (loss) income	$(215.2)	$106.9

Net operating (loss) income per share	$(2.69)	$1.34

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

“We have seen the continuation of weak housing and credit markets and these conditions have impacted results in our mortgage insurance and financial guaranty businesses,” said S.A. Ibrahim, Chief Executive Officer of Radian. “As previously announced, we are considering a range of alternatives to strengthen our capital position, while at the same time considering the alternatives for our financial guaranty business which offer the best long term value. Our liquidity and claims paying capabilities remain strong across both business units.”

In the mortgage insurance business, paid claims during the first quarter were in line with the Company’s guidance. As of March 31, 2008, Radian had $1.7 billion in mortgage insurance loss reserves. Newly written product mix in the mortgage insurance business continued to shift significantly to prime loans, with 90% of production during the first quarter made up of prime business, up from 77% during the fourth quarter.

Mr. Ibrahim continued, “By focusing on prime loans, working closely with the Government Sponsored Enterprises and managing our existing Risk-In-Force exposure, Radian will continue to address the significant challenges in the housing markets and overall economic environment.”

Radian’s financial guaranty business continues to maintain a strong capital position with limited exposure to vulnerable asset classes. Although new written premiums declined approximately 21% from the first quarter of 2007, reinsurance business remained strong.

Radian will discuss each of these items in its conference call today, Monday, May 12, 2008, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at http://www.radian.biz >News. The call may also be accessed by dialing 800-230-1085 inside the U.S., or 612-288-0337 for international callers, using passcode 921836 or by referencing Radian.

A replay of the webcast will be available at the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 921836.

Non-GAAP Measures

The table set forth above reconciles “net operating loss” and “net operating loss per share” to pretax income. In order to assist investors in understanding our quarterly operating results, which recently have been impacted significantly by changes in market values of our derivative and hybrid securities portfolios, we define our net operating earnings to be our GAAP pretax income, adjusted to exclude unrealized gains and losses on these portfolios that relate to market risk, as tax-affected. Net operating earnings is not a substitute for pretax income computed in accordance with GAAP, but is a useful measure of performance used by management, equity analysts and investors because it allows a more consistent period-to-period comparison of our earnings without the effects of unrealized gains and losses on derivatives and hybrid securities. The definition of operating earnings used by us may differ from definitions of operating earnings used by other companies.

Radian Group Inc. is a global credit risk management company headquartered in Philadelphia with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage credit risk expertise and structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. The company also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and holds strategic interests in credit-based consumer asset businesses. Additional information may be found at www.radian.biz.

1601 Market Street

Philadelphia, Pennsylvania

19103-2337

800 523.1988

215 564.6600

For trend information on all schedules, refer to Radian's quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx

Financial Results and Supplemental Information Contents (Unaudited)

Exhibit A:	Condensed Consolidated Statements of Income

Exhibit B:	Condensed Consolidated Balance Sheets

Exhibit C:	Segment Information Quarter Ended March 31, 2008

Exhibit D:	Segment Information Quarter Ended March 31, 2007

Exhibit E:	Financial Guaranty Insurance Supplemental Information - Quarter Ended and as of March 31, 2008

Exhibit F:	Financial Guaranty Insurance Supplemental Information - Quarter Ended and as of March 31, 2008

Exhibit G:	Mortgage Insurance Supplemental Information: New Insurance Written and Risk Written

Exhibit H:	Mortgage Insurance Supplemental Information: Insurance in Force and Risk in Force

Exhibit I:	Mortgage Insurance Supplemental Information: Risk in Force by LTV and Policy Year and Other Risk in Force

Exhibit J:	Mortgage Insurance Supplemental Information: Claims and Reserves

Exhibit K:	Mortgage Insurance Supplemental Information: Defaults

Exhibit L:	Mortgage Insurance Supplemental Information: Net Premiums Written and Earned, Smart Home, Captives and Persistency

Exhibit M:	Mortgage Insurance Supplemental Information: ALT A

Exhibit N:	Financial Services Supplemental Information

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended March 31
(In thousands, except per-share data)	2008	2007
Revenues:
Net premiums written - insurance	$244,306	$248,430

Net premiums earned - insurance	$241,921	$214,507
Net investment income	65,979	60,996
Net (losses) gains on securities	(54,884)	13,745
Change in fair value of derivative instruments (1)	707,809	48,417
Other income	3,614	3,818

Total revenues	964,439	341,483

Expenses:
Provision for losses	582,711	107,042
Provision for second-lien premium deficiency	18,090	—
Policy acquisition costs	23,906	28,254
Other operating expenses	55,141	54,367
Merger expenses	—	3,328
Interest expense	12,493	13,056

Total expenses	692,341	206,047

Equity in net income of affiliates	12,526	22,772

Pretax income	284,624	158,208
Income tax provision	88,986	44,741

Net income	$195,638	$113,467

Diluted net income per share (2)	$2.44	$1.42

(1) Includes premiums earned on derivative contracts
(2) Weighted average shares outstanding (in thousands)

Average common shares outstanding	79,930	79,428

Increase in shares-common stock equivalents-diluted basis	110	652

Weighted average shares outstanding (in thousands)	80,040	80,080

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except share and per-share data)	March 31 2008	December 31 2007
Assets:
Cash and investments	$6,740,985	$6,611,836
Investments in affiliates	116,969	104,354
Deferred policy acquisition costs	239,400	234,955
Prepaid federal income taxes	536,343	793,486
Other assets	620,328	465,558

Total assets	$8,254,025	$8,210,189

Liabilities and stockholders’ equity:
Unearned premiums	$1,074,589	$1,094,710
Reserve for losses and loss adjustment expenses	1,902,128	1,598,756
Reserve for second-lien premium deficiency	213,736	195,646
Long-term debt and other borrowings	959,244	953,524
Variable interest entity debt	100,219	—
Deferred income taxes	52,360	26,705
Derivative liabilities	703,405	1,305,665
Other liabilities	380,988	314,447

Total liabilities	5,386,669	5,489,453

Common stock	98	98
Additional paid-in capital	446,211	442,312
Retained earnings	2,375,189	2,181,191
Accumulated other comprehensive income	45,858	97,135

Total common stockholders’ equity	2,867,356	2,720,736

Total liabilities and stockholders’ equity	$8,254,025	$8,210,189

Book value per share	$35.64	$33.83

Treasury Stock Repurchases (Year-to-Date for Periods Presented)
Total number of shares repurchased	—	398,645
Average price paid per share	—	$57.25
Total cost of repurchased shares	—	$22,822,537

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2008

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$211,251	$33,055	$—	$244,306

Net premiums earned - insurance	$204,265	$37,656	$—	$241,921
Net investment income	38,845	27,120	14	65,979
Net losses on securities	(36,733)	(18,149)	(2)	(54,884)
Change in fair value of derivative instruments	71,769	636,040	—	707,809
Other income	3,491	121	2	3,614

Total revenues	281,637	682,788	14	964,439
Expenses:
Provision for losses	571,008	11,703	—	582,711
Provision for second-lien premium deficiency	18,090	—	—	18,090
Policy acquisition costs	13,460	10,446	—	23,906
Other operating expenses	34,170	20,738	233	55,141
Interest expense	7,090	5,154	249	12,493

Total expenses	643,818	48,041	482	692,341

Equity in net income of affiliates	—	—	12,526	12,526

Pretax (loss) income	(362,181)	634,747	12,058	284,624

Income tax (benefit) provision	(135,725)	219,219	5,492	88,986

Net (loss) income	$(226,456)	$415,528	$6,566	$195,638

Assets	$5,001,689	$3,133,958	$118,378	$8,254,025
Total investments	4,051,596	2,508,351	—	6,559,947
Deferred policy acquisition costs	62,860	176,540	—	239,400
Reserve for losses and loss adjustment expenses	1,741,169	160,959	—	1,902,128
Derivative liabilities	353,559	349,846	—	703,405
Unearned premiums	365,161	709,428	—	1,074,589
Stockholders’ equity	1,328,594	1,412,429	126,333	2,867,356

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2007

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$206,411	$42,019	$—	$248,430

Net premiums earned - insurance	$180,243	$34,264	$—	$214,507
Net investment income	35,559	25,437	—	60,996
Net gains (losses) on securities	11,123	2,824	(202)	13,745
Change in fair value of derivative instruments	4,338	44,079	—	48,417
Other income	2,849	140	829	3,818

Total revenues	234,112	106,744	627	341,483

Expenses:
Provision for losses	112,854	(5,812)	—	107,042
Policy acquisition costs	16,523	11,731	—	28,254
Other operating expenses	36,272	14,235	3,860	54,367
Merger expenses	3,328	—	—	3,328
Interest expense	6,854	4,596	1,606	13,056

Total expenses	175,831	24,750	5,466	206,047

Equity in net income of affiliates	—	—	22,772	22,772

Pretax income	58,281	81,994	17,933	158,208

Income tax provision	13,579	24,078	7,084	44,741
Net income	$44,702	$57,916	$10,849	$113,467

Assets	$4,774,210	$2,757,800	$592,898	$8,124,908

Total investments	3,567,581	2,378,387	—	5,945,968
Deferred policy acquisition costs	67,835	157,762	—	225,597
Reserve for losses and loss adjustment expenses	676,691	175,771	—	852,462
Unearned premiums	277,135	697,633	—	974,768
Stockholders’ equity	2,322,374	1,457,712	394,690	4,174,776

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit E

	Quarter Ended March 31
($ in thousands, except ratios)	2008	2007
Net Premiums Written: (1)
Public finance direct	$5,603	$12,780
Public finance reinsurance	17,541	18,154
Structured direct	4,182	5,247
Structured reinsurance	5,442	5,912
Trade credit reinsurance	287	(74)

Total Net Premiums Written - insurance	$33,055	$42,019

Net Premiums Earned: (1)
Public finance direct	$17,810	$11,585
Public finance reinsurance	9,870	11,100
Structured direct	3,882	4,691
Structured reinsurance	5,599	6,194
Trade credit reinsurance	495	694

Total Net Premiums Earned - insurance	$37,656	$34,264

Refundings included in earned premium	$11,657	$6,586

Claims paid:
Trade credit reinsurance	$586	$2,646
Other	101,456 (2)	(69)
Conseco	2,068	3,108

Total	$104,110	$5,685

Incurred losses:
Trade credit reinsurance	$(1,655)	$(3,136)
Other	13,358	(2,676)

Total	$11,703	$(5,812)

Loss ratio - GAAP Basis	22.8%	(10.9)%
Expense ratio - GAAP Basis (3)	60.7%	48.8%

	83.5%	37.9%

Net payments (receipts) under derivatives contracts	$—	$(11,228)

(1)	Premiums written and earned on credit derivatives for the quarter ended March 31, 2008 were $12.9 million and $13.7 million, respectively, compared to $13.3 million and $18.9 million, respectively, for the quarter ended March 31, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.
(2)	Includes a $100 million payment related to one credit that is a CDO of an ABS that was fully reserved for in 2007.
(3)	Excludes merger expenses in 2007.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit F

($ in thousands, except ratios)	March 31 2008	December 31 2007	March 31 2007
Capital and surplus	$1,097,250	$1,158,537	$1,042,548
Contingency reserve	464,655	433,296	357,176

Qualified statutory capital	1,561,905	1,591,833	1,399,724

Unearned premium reserve	882,627	886,024	837,024
Loss and loss expense reserve	58,207	61,038	88,253

Total statutory policyholders’ reserves	2,502,739	2,538,895	2,325,001

Present value of installment premiums	443,408	461,806	377,105
Reinsurance and soft capital facilities	150,000	150,000	150,000

Total statutory claims paying resources	$3,096,147	$3,150,701	$2,852,106

Net debt service outstanding	$165,931,040	$164,346,659	$155,568,589

Capital leverage ratio (1)	106	103	111
Claims paying leverage ratio (2)	54	52	55

Net par outstanding by product:
Public finance direct	$18,460,669	$18,228,946	$16,590,493
Public finance reinsurance	44,404,128	43,822,781	39,311,697
Structured direct	47,634,388	47,878,168	52,945,169
Structured reinsurance	6,284,246	6,091,717	5,261,220

Total	$116,783,431	$116,021,612	$114,108,579

Reinsurance business net par outstanding:
Treaty	60%	59%	59%
Facultative	40%	41%	41%

Reserve for losses and LAE
Specific	$27,056	$26,791	$33,011
Conseco	20,457	22,526	30,866
Non-specific	113,446	203,987	111,894

Total	$160,959	$253,304	$175,771

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total statutory claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit G

	Quarter Ended March 31
($ in millions)	2008	%	2007	%
Primary New Insurance Written
Flow	$9,284	90.2%	$7,049	53.3%
Structured	1,013	9.8%	6,178	46.7%

Total Primary	$10,297	100.0%	$13,227	100.0%

Flow
Prime	$8,208	88.4%	$5,050	71.6%
Alt-A	583	6.3%	1,401	19.9%
A minus and below	493	5.3%	598	8.5%

Total Flow	$9,284	100.0%	$7,049	100.0%

Structured
Prime	$1,012	99.9%	$93	1.5%
Alt-A	1	0.1%	5,905	95.6%
A minus and below	—	—	180	2.9%

Total Structured	$1,013	100.0%	$6,178	100.0%

Total
Prime	$9,220	89.5%	$5,143	38.9%
Alt-A	584	5.7%	7,306	55.2%
A minus and below	493	4.8%	778	5.9%

Total Primary	$10,297	100.0%	$13,227	100.0%

Total Primary New Insurance Written by FICO Score
Flow
<=619	$265	2.9%	$486	6.9%
620-679	1,938	20.9%	2,255	32.0%
680-739	3,615	38.9%	2,479	35.2%
>=740	3,466	37.3%	1,829	25.9%

Total Flow	$9,284	100.0%	$7,049	100.0%

Structured
<=619	$—	—%	$126	2.0%
620-679	10	1.0%	1,376	22.3%
680-739	369	36.4%	3,068	49.7%
>=740	634	62.6%	1,608	26.0%

Total Structured	$1,013	100.0%	$6,178	100.0%

Total
<=619	$265	2.6%	$612	4.6%
620-679	1,948	18.9%	3,631	27.5%
680-739	3,984	38.7%	5,547	41.9%
>=740	4,100	39.8%	3,437	26.0%

Total Primary	$10,297	100.0%	$13,227	100.0%

Percentage of primary new insurance written
Refinances	40%		51%
95.01% LTV and above	20%		16%
ARMs
Less than 5 years	1%		42%
5 years and longer	6%		5%

Primary risk written
Flow	$2,316	89.7%	$1,746	90.0%
Structured	266	10.3%	194	10.0%

Total Primary	$2,582	100.0%	$1,940	100.0%

Pool risk written	$31		$89

Other risk written
Seconds
1st loss	$—		$3
2nd loss	—		21
NIMs	—		268
International
1st loss-Hong Kong primary mortgage insurance	51		19
Reinsurance	19		17

Total other risk written	$70		$328

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit H

	March 31		March 31
($ in millions)	2008	%	2007	%
Primary insurance in force
Flow	$110,020	74.9%	$85,649	71.5%
Structured	36,929	25.1%	34,063	28.5%

Total Primary	$146,949	100.0%	$119,712	100.0%

Prime	$99,721	67.9%	$77,414	64.7%
Alt-A	34,949	23.8%	31,023	25.9%
A minus and below	12,279	8.3%	11,275	9.4%

Total Primary	$146,949	100.0%	$119,712	100.0%

Primary risk in force
Flow	$27,751	84.6%	$21,267	82.7%
Structured	5,041	15.4%	4,446	17.3%

Total Primary	$32,792	100.0%	$25,713	100.0%

Flow
Prime	$21,810	78.6%	$16,653	78.3%
Alt-A	3,788	13.6%	3,015	14.2%
A minus and below	2,153	7.8%	1,599	7.5%

Total Flow	$27,751	100.0%	$21,267	100.0%

Structured
Prime	$2,577	51.1%	$1,797	40.4%
Alt-A	1,554	30.8%	1,442	32.4%
A minus and below	910	18.1%	1,207	27.2%

Total Structured	$5,041	100.0%	$4,446	100.0%

Total
Prime	$24,387	74.4%	$18,450	71.8%
Alt-A	5,342	16.3%	4,457	17.3%
A minus and below	3,063	9.3%	2,806	10.9%

Total Primary	$32,792	100.0%	$25,713	100.0%

Total Primary Risk in Force by FICO Score
Flow
<=619	$1,650	5.9%	$1,381	6.5%
620-679	8,262	29.8%	6,574	30.9%
680-739	10,269	37.0%	7,733	36.4%
>=740	7,570	27.3%	5,579	26.2%

Total Flow	$27,751	100.0%	$21,267	100.0%

Structured
<=619	$851	16.9%	$1,205	27.1%
620-679	1,380	27.4%	1,539	34.6%
680-739	1,517	30.1%	1,130	25.4%
>=740	1,293	25.6%	572	12.9%

Total Structured	$5,041	100.0%	$4,446	100.0%

Total
<=619	$2,501	7.6%	$2,586	10.0%
620-679	9,642	29.4%	8,113	31.6%
680-739	11,786	36.0%	8,863	34.5%
>=740	8,863	27.0%	6,151	23.9%

Total Primary	$32,792	100.0%	$25,713	100.0%

Percentage of primary risk in force
Refinances	31%		33%
95.01% LTV and above	24%		19%
ARMs
Less than 5 years	11%		18%
5 years and longer	9%		9%

Pool risk in force
Prime	$2,113	70.6%	$2,207	72.0%
Alt-A	292	9.7%	301	9.8%
A minus and below	590	19.7%	558	18.2%

Total	$2,995	100.0%	$3,066	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit I

	March 31			March 31
($ in millions)	2008		%	2007	%
Total Primary Risk in Force by LTV
95.01% and above	$7,926		24.2%	$4,795	18.6%
90.01% to 95.00%	10,079		30.7%	7,965	31.0%
85.01% to 90.00%	11,102		33.9%	9,157	35.6%
85.00% and below	3,685		11.2%	3,796	14.8%

Total	$32,792		100.0%	$25,713	100.0%

Total Primary Risk in Force by Policy Year
2004 and prior	$8,408		25.6%	$10,851	42.2%
2005	4,805		14.6%	6,137	23.9%
2006	5,728		17.5%	6,815	26.5%
2007	11,300		34.5%	1,910	7.4%
2008	2,551		7.8%	—	—

Total	$32,792		100.0%	$25,713	100.0%

Total Pool Risk in Force by Policy Year
2004 and prior	$1,864		62.2%	$2,039	66.5%
2005	592		19.8%	650	21.2%
2006	261		8.7%	285	9.3%
2007	250		8.4%	92	3.0%
2008	28		0.9%	—	—

Total Pool risk in Force	$2,995		100.0%	$3,066	100.0%

Other risk in force
Seconds
1st loss	$336			$555
2nd loss	507			605
NIMS	522			783
International
1st loss-Hong Kong primary mortgage insurance	517			353
Reinsurance	125			61
Credit default swaps	8,872	(1)		7,875
Other
Domestic credit default swaps	212			212

Total other risk in force	$11,091			$10,444

Risk to capital ratio-STAT Basis	17.7:1			10.4:1
Risk to capital ratio-STAT Basis excluding AAA-rated CDS	14.1:1			8.4:1

(1)	Due to foreign currency changes since we underwrote such risk, the current U.S. dollar-denominated risk has increased.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit J

	Quarter Ended March 31
($ in thousands)	2008	2007
Direct claims paid
Prime	$60,658	$33,125
Alt-A	35,732	19,998
A minus and below	48,361	29,080
Seconds and other	45,437	13,621

Total	$190,188	$95,824

Average claim paid
Prime	$36.8	$28.1
Alt-A	49.6	39.7
A minus and below	37.2	29.6
Seconds	34.6	28.8
Total	$38.2	$30.6
Loss ratio - GAAP Basis	264.7%	57.6%
Expense ratio - GAAP Basis (2)	22.1%	26.9%

	286.8%	84.5%

Reserve for losses by category
Prime	$479,653	$200,262
Alt-A	598,706	146,329
A minus and below	391,426	228,066
Pool insurance	56,893	34,599
Seconds	176,121	38,347
Other	1,485	900

Reserve for losses, net	1,704,284	648,503
Reinsurance recoverable	36,885 (1)	28,188 (1)

Total	$1,741,169	$676,691

(1)	Reinsurance recoverable on ceded losses.
(2)	Excludes merger expenses.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit K

	March 31 2008	December 31 2007	March 31 2007
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	582,261	565,563	504,941
Number of loans in default	22,806	20,632	14,013
Percentage of loans in default	3.92%	3.65%	2.78%

Alt-A
Number of insured loans	73,672	74,559	65,075
Number of loans in default	10,014	7,980	4,513
Percentage of loans in default	13.59%	10.70%	6.94%

A minus and below
Number of insured loans	64,193	63,853	53,379
Number of loans in default	10,411	10,087	6,704
Percentage of loans in default	16.22%	15.80%	12.56%

Total Flow
Number of insured loans	720,126	703,975	623,395
Number of loans in default	43,231	38,699	25,230
Percentage of loans in default	6.00%	5.50%	4.05%

Structured
Prime
Number of insured loans	72,264	64,789	59,194
Number of loans in default	5,434	4,707	3,231
Percentage of loans in default	7.52%	7.27%	5.46%

Alt-A
Number of insured loans	87,325	97,526	84,050
Number of loans in default	12,056	8,783	3,922
Percentage of loans in default	13.81%	9.01%	4.67%

A minus and below
Number of insured loans	26,342	28,747	34,429
Number of loans in default	8,404	8,659	7,971
Percentage of loans in default	31.90%	30.12%	23.15%

Total Structured
Number of insured loans	185,931	191,062	177,673
Number of loans in default	25,894	22,149	15,124
Percentage of loans in default	13.93%	11.59%	8.51%

Total Primary Insurance
Prime
Number of insured loans	654,525	630,352	564,135
Number of loans in default	28,240	25,339	17,244
Percentage of loans in default	4.31%	4.02%	3.06%

Alt-A
Number of insured loans	160,997	172,085	149,125
Number of loans in default	22,070	16,763	8,435
Percentage of loans in default	13.71%	9.74%	5.66%

A minus and below
Number of insured loans	90,535	92,600	87,808
Number of loans in default	18,815	18,746	14,675
Percentage of loans in default	20.78%	20.24%	16.71%

Total Primary Insurance
Number of insured loans	906,057	895,037	801,068
Number of loans in default	69,125 (1)	60,848 (1)	40,354 (1)
Percentage of loans in default	7.63%	6.80%	5.04%

Pool insurance:
Number of loans in default	26,983 (2)	26,526 (2)	17,989 (2)

(1)	Includes 1,504, 2,595 and 1,541 defaults at March 31, 2008, December 31, 2007 and March 31, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.
(2)	Includes 20,417, 20,193 and 13,036 defaults at March 31, 2008, December 31, 2007 and March 31, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit L

	Quarter Ended March 31
	2008	2007
Net Premiums Written (In thousands) (1)
Primary and Pool Insurance	$200,477	$192,108
Seconds	3,481	11,179
International	7,293	3,124

Total Net Premiums Written - insurance	211,251	206,411

Net Premiums Earned (In thousands) (1)
Primary and Pool Insurance	$193,483	$167,155
Seconds	6,164	9,172
International	4,618	3,916

Total Net Premiums Earned - insurance	$204,265	$180,243

SMART HOME (In millions)
Ceded Premiums Written	$3.2	$3.2
Ceded Premiums Earned	$3.2	$2.9

Captives
Premiums ceded to captives (In millions)	$35.7	$28.1
% of total premiums	15.4%	14.2%
NIW subject to captives (In millions)	$3,986	$4,994
% of primary NIW	38.7%	37.8%
IIF included in captives (2)	37.4%	34.3%
RIF included in captives (2)	42.2%	39.7%

Persistency (twelve months ended March 31)	77.5%	69.5%

	March 31 2008	March 31 2007
SMART HOME
% of Primary RIF included in Smart Home Transactions (2)	5.0%	9.0%

(1)	Premiums written and earned on credit derivatives for the quarter ended March 31, 2008, were $8.9 million and $11.5 million, respectively, compared to $15.9 million and $15.7 million, respectively, for the quarter ended March 31, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.
(2)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2008

ALT-A

Exhibit M

	Quarter Ended March 31
($ in millions)	2008	%	2007	%
Primary New Insurance Written by FICO Score
<=619	$1	0.2%	$8	0.1%
620-659	9	1.5%	589	8.1%
660-679	31	5.3%	1,165	15.9%
680-739	301	51.6%	3,640	49.8%
>=740	242	41.4%	1,904	26.1%

Total	$584	100.0%	$7,306	100.0%

Primary Risk in Force by FICO Score
<=619	$37	0.7%	$22	0.5%
620-659	686	12.8%	708	15.9%
660-679	793	14.8%	723	16.2%
680-739	2,540	47.6%	2,019	45.3%
>=740	1,286	24.1%	985	22.1%

Total	$5,342	100.0%	$4,457	100.0%

Primary Risk in Force by LTV
95.01% and above	$372	6.9%	$150	3.4%
90.01% to 95.00%	1,398	26.2%	1,225	27.5%
85.01% to 90.00%	2,199	41.2%	1,916	43.0%
85.00% and below	1,373	25.7%	1,166	26.1%

Total	$5,342	100.0%	$4,457	100.0%

Primary Risk in Force by Policy Year
2004 and prior	$1,044	19.5%	$1,401	31.4%
2005	790	14.8%	1,056	23.7%
2006	1,225	22.9%	1,478	33.2%
2007	2,146	40.2%	522	11.7%
2008	137	2.6%	—	—%

Total	$5,342	100.0%	$4,457	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter Ended and as of March 31, 2008

Exhibit N

	Quarter Ended March 31
(In thousands)	2008	2007
Investment in Affiliates-Selected Information

C-BASS
Balance, beginning of period	$—	$451,395
Net income (loss) for period	—	(6,804)
Dividends received	—	—

Balance, end of period	$—	$444,591

Sherman
Balance, beginning of period	$104,315	$167,412
Net income for period	12,526	29,576
Dividends received	—	51,512
Other comprehensive income (loss)	88	(1,778)

Balance, end of period	$116,929	$143,698

Portfolio Information:

C-BASS
Servicing portfolio	N/A	$59,600,000
Total assets	N/A	6,867,894
Servicing income	N/A	43,126
Net interest income	N/A	78,852
Total revenues	N/A	38,981

Sherman
Total assets	$2,383,119	$1,234,046
Net revenues	$285,965	$283,788

Radian owns a 46% interest in C-BASS and a 21.8% interest in Sherman. Prior to September 2007, we owned an interest in Sherman consisting of 40.96% of the Class A Common Units of Sherman (Class A Common Units represent 94% of the total equity in Sherman) and 50% of the Preferred Units of Sherman.

All statements in this news release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

actual or perceived changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing demand or mortgage originations, changes in housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our mortgage insurance business to be worse than expected), changes in the liquidity in the capital markets and the further contraction of credit markets, population trends and changes in household formation patterns, changes in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•

actual or perceived economic changes or catastrophic events in geographic regions (both domestic and international) where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•	our ability to successfully obtain additional capital to support our long-term liquidity needs and to protect our credit and financial strength ratings;

•	a decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and a deterioration in housing markets throughout the U.S.;

•

a decrease in the volume of the municipal bonds, and other public finance and structured finance transactions that we insure, or a decrease in the volume of such transactions for which issuers or investors seek or demand financial guaranty insurance;

•	the loss of a customer for whom we write a significant amount of mortgage insurance or financial guaranty insurance or the influence of large customers;

•

reduction in the volume of reinsurance business available to us from one or more of our primary financial guaranty insurer customers due to adverse changes in their ability to generate new profitable direct financial guaranty insurance or their need for us to reinsure their risk;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses in 2007 and 2008 and may result in further losses;

•	reduced opportunities for loss mitigation in markets where housing values fail to appreciate or begin to decline;

•

changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, in the rate of appreciation or depreciation of home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors;

•

downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the insurance financial strength ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, our credit rating and the financial strength ratings of our mortgage insurance subsidiaries that are currently under review for possible downgrade);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major ratings agencies), from alternative products such as “80-10-10” loans or other forms of simultaneous second loan structures used by mortgage lenders, from investors using forms of credit enhancement other than mortgage insurance as a partial or complete substitution for private mortgage insurance and from mortgage lenders that demand increased participation in revenue sharing arrangements such as captive reinsurance arrangements;

•

changes in the charters or business practices of Federal National Mortgage Association and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to retain our “Top Tier” eligibility requirement from both Freddie Mac and Fannie Mae;

•	failure to bring the amendment to our credit facility, dated April 30, 2008, effective by May 15, 2008, which would result in a reinstatement of the ratings covenant under our credit facility;

•

heightened competition for financial guaranty business from other financial guaranty insurers, including those recently downgraded to ratings equal to or lower than our ratings, from other forms of credit enhancement such as letters of credit, guaranties and credit default swaps provided by foreign and domestic banks and other financial institutions and from alternative structures that may permit insurers to securitize assets more cost-effectively without the need for the types of credit enhancement we offer, or result in our having to reduce the premium we charge for our products;

•

the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the possibility of private lawsuits or formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or the premium deficiency for our second-lien mortgage insurance business, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•	changes in accounting guidance from the Securities and Exchange Commission (“SEC”) or the Financial Accounting Standards Board;

•

our ability to profitably grow our insurance businesses in international markets, which depends on a number of factors such as foreign governments’ monetary policies and regulatory requirements, foreign currency exchange rate fluctuations, and our ability to develop and market products appropriate to foreign markets;

•	legal and other limitations on the amount of dividends we may receive from our subsidiaries; and

•	vulnerability to the performance of our strategic investments, including in particular, our investment in Sherman Financial Group LLC.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on this news release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this news release to reflect new information or future events or for any other reason.

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